As filed with Securities and Exchange commission on December 10, 2004
                                                     Registration No. 333-117596

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               WINWIN GAMING, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    84-1219819
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                          8687 W SAHARA AVE. SUITE 201
                             LAS VEGAS, NEVADA 89117
          (Address of Principal Executive Offices, including Zip Code)

                                ----------------

                       WINWIN GAMING, INC. 2003 STOCK PLAN
                            (Full title of the Plans)
                                ----------------

               TO:                                      COPY TO:

        PATRICK O. ROGERS                        LOUIS A. BEVILACQUA, ESQ.
Chief Executive Officer and President            Thelen Reid & Priest LLP
    8687 W SAHARA AVE. SUITE 201          701 Pennsylvania Avenue, N.W., Suite 8
      LAS VEGAS, NEVADA 8911                    Washington, DC 20004-2608
         (702) 212-4530                             (202) 508-4281

               (Names, addresses and telephone numbers, including
                       area codes, of agents for service)

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Title of Securities to   Amount of Securities      Proposed Maximum       Proposed Maximum           Amount of
     be Registered          to be Registered       Offering Price per     Aggregate Offering      Registration Fee
                                                         Share*                  Price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Common Stock, $.01 par        15,000,000                $0.90                $13,500,000             $1,710.45
    value per share
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the NASD Over-the-Counter Bulletin Board on December 3, 2004.

================================================================================

                                EXPLANATORY NOTE

      Pursuant to General Instruction E of Form S-8, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of WinWin Gaming, Inc. (the "Company") is being filed in order to register 15,000,000 additional shares of the Company's Common Stock, $0.01 par value per share, which may be issued from time to time under the Company's 2003 Stock Plan. The contents of the Registration Statement on Form S-8, filed on July 23, 2004, registration number 333-117596, are incorporated by reference into this Registration Statement. The Company's S-8 Registration Statement incorrectly referred to the Company's 2003 Stock Plan as the 2004 Stock Plan. This Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8 also amends the S-8 Registration Statement to correct this typographical error.

ITEM 8. EXHIBITS

      The following is a list of exhibits filed as part of this Registration
Statement:

Exhbit Number                Document
-------------                --------

5                            Opinion of Thelen Reid & Priest LLP

10                           WinWin Gaming, Inc. 2003 Stock Plan*

23.1                         Consent of Livingston, Wachtell & Co., LLP

23.2                         Consent of Smith & Company

23.3                         Consent of Thelen Reid & Priest, LLP, included in
                             Exhibit 5

24 Power of Attorney (included in the signature page of the Registration Statement)*
----------
* Filed as an exhibit to the original filing of this Registration Statement on July 23, 2004, registration number 333-117596.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Las Vegas, Nevada, on this 10th day of December, 2004.

                                       WINWIN GAMING, INC.,

                                       By: /s/ Patrick O. Rogers
                                           -------------------------------------
                                           Patrick O. Rogers
                                           Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Patrick
O. Rogers and Larry Goldman, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE               TITLE                                  DATE


/s/Patrick O. Rogers    Chairman, CEO and President            December 10, 2004
---------------------
Patrick O.  Rogers


/s/ Larry Goldman       Chief Financial Officer, Treasurer     December 10, 2004
---------------------   and Vice President-Finance
Larry Goldman



/s/ John Gronvall       Director                               December 10, 2004
---------------------
John Gronvall


/s/ Dwight V. Call      Director                               December 10, 2004
---------------------
Dwight V. Call


/s/ Arthur J. Petrie    Director                               December 10, 2004
---------------------
Arthur J. Petrie

                        Director, Executive Vice President     December 10, 2004
---------------------   and General Counsel
Peter Pang


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

                                INDEX TO EXHIBITS

EXHBIT NUMBER                DOCUMENT
-------------                --------

5                            Opinion of Thelen Reid & Priest LLP

10                           WinWin Gaming, Inc. 2003 Stock Plan*

23.1                         Consent of Livingston, Wachtell & Co., LLP

23.2                         Consent of Smith & Company

23.3                         Consent of Thelen Reid & Priest, LLP, included in
                             Exhibit 5

24 Power of Attorney (included in the signature page of the Registration Statement)


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